Exhibit 32.1



                    Certification of Chief Executive Officer

     Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Tanger Factory Outlet Centers, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

     Dated:  May 10, 2005                    /s/ Stanley K. Tanger
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                                             Stanley K. Tanger
                                             Chairman of the Board and
                                             Chief Executive Officer